Exhibit 5.2

Consent of Thorsteinssons LLP

June 11, 2012

Ladies and Gentlemen:

Re: Registration Statement on Form F-10

We hereby consent to the reference to our firm name under the heading “Certain Canadian Federal Income Tax Considerations” in the prospectus contained in the registration statement on Form F-10 of Gold Standard Ventures Corp. to which this consent is attached, and any amendments thereto and any registration statements filed pursuant to Rule 429 under the U.S. Securities Act of 1933, as amended.

Yours truly,

/s/ Thorsteinssons LLP

Thorsteinssons LLP